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                                                                    EXHIBIT 99.2

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TO BE EFFECTIVE, THIS CASH ELECTION FORM MUST BE RECEIVED BY SUNTRUST BANK (THE
"EXCHANGE AGENT") NO LATER THAN 5:00 P.M., CENTRAL STANDARD TIME, ON _______________, 2001 (THE "ELECTION DEADLINE").
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                              CASH ELECTION FORM

             SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF
                       FARMERS NATIONAL BANCSHARES, INC.

                     PLEASE READ AND FOLLOW CAREFULLY THE
                           ACCOMPANYING INSTRUCTIONS

     This cash election form is to be used in connection with the acquisition of Farmers National Bancshares, Inc. ("Farmers National") by Alabama National BanCorporation ("Alabama National") pursuant to the merger of Farmers National with and into Alabama National, in accordance with the terms of the agreement and plan of merger (the "merger agreement"), dated as of September 6, 2001, by and between Farmers National and Alabama National. A copy of the merger agreement is included as Appendix A to the proxy statement-prospectus, dated November ___, 2001, relating to the merger. Extra copies of the proxy statement-prospectus will be made available upon request to the Exchange Agent at one of the addresses set forth below.

     Pursuant to the merger agreement, you may elect to receive cash in the amount of $17.27 per share in exchange for some or all of your shares of Farmers National common stock (the "cash consideration"). Your ability to elect to receive cash is subject to certain limitations, and the number of shares for which you elect to receive cash may be reduced in certain circumstances.

     If you wish to make a cash election with respect to any or all of your shares of Farmers National common stock in connection with the merger of Farmers National with Alabama National, you must (1) sign this cash election form in the space provided on the subsequent page and (2) mail or deliver the completed form to the Exchange Agent at one of the following addresses. In order to properly make a cash election, this cash election form must be received by the Exchange Agent prior to 5:00 p.m., Central Standard Time, on ____________, 2001, the Election Deadline.

         By hand:              By overnight courier:             By mail
         --------              ---------------------             --------
      SunTrust Bank               SunTrust Bank              SunTrust Bank
Stock Transfer Department   Stock Transfer Department  Stock Transfer Department
   58 Edgewood Avenue          58 Edgewood Avenue            Mail Code 258
     Room 225 Annex              Room 225 Annex              P.O. Box 4625
    Atlanta, GA 30303           Atlanta, GA 30303         Atlanta, GA  30302
       Attn: Reorg                 Attn: Reorg                Attn: Reorg

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   ANY SHARES OF FARMERS NATIONAL COMMON STOCK FOR WHICH YOU DO NOT ELECT TO
   RECEIVE CASH WILL BE CONVERTED INTO ALABAMA NATIONAL COMMON STOCK AT THE
               EXCHANGE RATIO SET FORTH IN THE MERGER AGREEMENT
                     WHEN AND IF THE MERGER IS COMPLETED.


                             IMPORTANT INFORMATION

     The undersigned elects, as indicated herein, to have the specified number of the undersigned's shares of $0.01 par value common stock of Farmers National converted at the effective time of the merger into the cash consideration of $17.27 per share.

     It is understood that the cash election is subject to the terms, conditions, and limitations set forth in the merger agreement and described in the proxy statement-prospectus.

     CHECKS FOR THE CASH CONSIDERATION WILL NOT BE SENT UNTIL THE MERGER HAS BEEN COMPLETED.

     NOTE: THE TAX CONSEQUENCES OF A CASH ELECTION TO A HOLDER OF FARMERS NATIONAL COMMON STOCK VARY FROM THE TAX CONSEQUENCES OF NOT MAKING A CASH ELECTION. FOR INFORMATION ON THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF MAKING A CASH ELECTION, SEE "THE MERGER--FEDERAL INCOME TAX CONSEQUENCES" IN THE PROXY STATEMENT-PROSPECTUS. HOLDERS OF FARMERS NATIONAL COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDERS, INCLUDING TAX REPORTING REQUIREMENTS AND TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN LAW.

     IMPORTANT: TO BE EFFECTIVE, THIS CASH ELECTION FORM MUST BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., CENTRAL STANDARD TIME, ON
_______________, 2001, THE ELECTION DEADLINE.

     The cash election procedures, including the maximum aggregate cash to be paid by Alabama National in the merger, are set forth in the merger agreement and summarized in the proxy statement-prospectus under "The Merger--Cash Election Feature" and "The Merger--Procedures for Making a Cash Election." The merger agreement provides that the total amount of cash that will be paid in the merger will not exceed 20% of the aggregate consideration paid in exchange for shares of Farmers National common stock in the merger, which percentage may be increased by Alabama National in its sole discretion to a percentage not greater than 40% (as increased or not, the

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"maximum cash amount"). If the total number of Farmers National stockholders electing to receive cash would otherwise result in the aggregate cash paid by Alabama National in the merger exceeding the maximum cash amount, the number of Farmers National shares making a cash election shall be reduced pro rata based on the total shares allocated to cash elections by all Farmers National shareholders, so that the total cash consideration is as close as practicable to the maximum cash amount. Therefore, even if you make a cash election, there is no assurance that you will receive cash in exchange for all of your designated shares of Farmers National common stock.

     The Exchange Agent reserves the right to deem that the undersigned has not made a valid cash election if:

     (a) the undersigned fails to make either a "Cash Election for All Shares" or a "Cash Election for Less than All Shares" in which the undersigned specifies the number of shares covered by the election,

     (b) the undersigned fails to follow the instructions on this cash election form or otherwise fails to properly make a cash election, or

     (c) a completed cash election form is not received by the Exchange Agent by the Election Deadline.

     You will not receive the merger consideration until the merger is completed and the Exchange Agent has received all additional documents it may require. Furthermore, no interest will accrue or be payable on the merger consideration, including the cash consideration.

     Once the merger is completed, the Exchange Agent will send transmittal materials to all registered holders of Farmers National common stock. The transmittal materials will provide instructions regarding the submission of your Farmers National share certificates and the issuance of the cash consideration and/or shares of Alabama National common stock in exchange therefor. Among other things, these transmittal materials will allow any check for cash consideration to be sent to a name or address different from the registered holder. DO NOT SUBMIT ANY CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU RECEIVE THE TRANSMITTAL LETTER AFTER THE MERGER HAS BEEN COMPLETED.

     Registered holders of Farmers National common stock who are nominees only may submit a separate election form for each beneficial holder for whom that registered holder is a nominee; provided, however, that at the request of Alabama National, that registered holder must certify to the satisfaction of Alabama National that the registered holder holds those shares as nominee for the beneficial owner(s) thereof. Each beneficial owner for whom a cash election form is submitted will be treated as a separate holder of Farmers National common stock, subject to the provisions concerning joint elections.

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     Completing and returning this cash election form does not have the effect of casting a vote with respect to the adoption of the merger agreement and approval of the related transactions at the special meeting of Farmers National stockholders, nor does it satisfy any of the requirements for the assertion of Dissenters' Rights, as described in the proxy statement-prospectus.

                                  INSTRUCTIONS

     This cash election form is to be completed and submitted to the Exchange Agent prior to the Election Deadline by those Farmers National shareholders desiring to make a cash election. Farmers National shareholders who do not complete and submit this cash election form prior to the Election Deadline cannot make a cash election. Instead, they will receive shares of Alabama National common stock in accordance with the exchange ratio set forth in the merger agreement and described in the proxy statement-prospectus. Until any documents the Exchange Agent may require are received by the Exchange Agent at one of the addresses set forth on the front of this cash election form, the shareholder will not receive the check representing the cash consideration. Notwithstanding the foregoing, checks for the cash consideration will not be sent until the merger is completed, and no interest shall accrue or be payable on such amount.

     1. Time in Which to Make a Cash Election. For a cash election to be validly made, the Exchange Agent must receive, at one of the addresses set forth on the front of this cash election form, prior to the Election Deadline, this cash election form, properly completed and executed. Any shareholder whose cash election form is not so received will be deemed not to have made a cash election.

     2. Change or Revocation of Cash Election. A Farmers National shareholder who has made a cash election may at any time prior to the Election Deadline change or revoke such shareholder's cash election by submitting to the Exchange Agent a revised cash election form, properly completed and signed. After the Election Deadline, a holder of Farmers National common stock may not change or revoke his or her cash election unless the merger agreement is terminated.

     3. Forms of Election by Nominees. Any registered holder of Farmers National common stock who is a nominee for more than one beneficial owner (provided, however, that shares of Farmers National common stock held on one account by joint owners will be deemed owned by one beneficial owner) must submit a separate cash election form for each distinct beneficial owner. Upon the request of Alabama National, such registered holder will be required to certify to the satisfaction of Alabama National that such registered holder holds those shares of Farmers National common stock subject to a cash election as nominee for the beneficial owner covered by such cash election form and for no other beneficial owner(s).

     4. Delivery of Election Form. The properly completed and duly executed copy of this cash election form should be delivered to the Exchange Agent at one of the addresses set forth above.

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     The method of delivery of the cash election form is at the election and risk of the owner.

     All questions as to the validity, form and eligibility of any cash election form will be determined by the Exchange Agent and such determination shall be final and binding. Neither Alabama National nor the Exchange Agent is under any obligation to provide notification of any defects in any cash election.

     All cash elections will be considered in accordance with the terms and conditions of the merger agreement. If there is any inconsistency or conflict between this cash election form and the merger agreement, the merger agreement shall control in all cases.

     5. Signatures on Election Form. If this cash election form is signed by the registered holder of certificate(s), the signature must correspond exactly with the name written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

     If the certificate(s) subject to this cash election is owned of record by two or more joint owners, all such owners must sign this cash election form.

     If any shares are registered in different names on several certificate(s), it will be necessary to complete, sign and submit as many separate cash election forms as there are different registrations of certificates.

     If this cash election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such persons must so indicate when signing, must give his or her full title in such capacity, and must provide evidence satisfactory to the Exchange Agent of his or her authority to so act. The Exchange Agent will not deliver the merger consideration until all instructions herein are complied with.

     6. Stock Transfer Taxes. In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the registered holder, such transferee or assignee must pay such tax to Alabama National or must establish to the satisfaction of Alabama National that such tax has been paid or is not applicable.

     7. Voting Rights and Dividends. Holders of Farmers National common stock will continue to have the right to vote and to receive all dividends paid on all shares of Farmers National common stock until the merger becomes effective.

     8. Information and Additional Copies. Information and additional copies of this cash election form may be obtained from the Exchange Agent by writing to the addresses set forth above or calling (800) 568-3476.

     9. Non-Consummation of Merger. Consummation of the merger is subject to the approval of the stockholders of Farmers National and to the satisfaction of certain other conditions, including regulatory approvals. No payments of the merger consideration related to any surrender of the certificate(s) will be made prior to the consummation of the merger, and no payments of the merger consideration will be made
                                      -5-
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to stockholders if the merger agreement is terminated. If the merger agreement is terminated, all cash elections will be void and of no effect.

     10. Cash Election for Less than All Shares. In the event that you make a cash election for less than all of your shares of Farmers National common stock, the shares of Farmers National common stock with respect to which no cash election is made will, upon completion of the merger, be converted into shares of Alabama National common stock at the exchange ratio set forth in the merger agreement.

     COMPLETING AND RETURNING THIS CASH ELECTION FORM DOES NOT HAVE THE EFFECT OF CASTING A VOTE WITH RESPECT TO THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE RELATED TRANSACTIONS AT THE SPECIAL MEETING OF FARMERS NATIONAL STOCKHOLDERS NOR DOES IT ASSERT ANY DISSENTERS' RIGHTS.

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                                 CASH ELECTION
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                                        Check only one item on the left.  If
                                        you wish to make a cash election for
                                        fewer than your total number of
____CASH ELECTION FOR ALL SHARES. The   shares, you must check only the lower
 undersigned makes a cash election      item and indicate in the blank the
 for all of his or her shares of        number of shares of Farmers National
 Farmers National common stock.         common stock as to which you are
 All such shares are identified below   making a cash election.  In no event
 and equal the number of "Total         may the number of shares entered in
 Shares."                               the lower item exceed the number of
                                        shares entered as the Total Shares.
                                        Please note that (as described above)
                                        because Alabama National will limit
____ CASH ELECTION FOR LESS THAN ALL    the total amount of cash it pays in
 SHARES.  The undersigned makes a       the merger, there is no guarantee you
 cash election for _____________        will receive cash for all of your
 shares of Farmers National common      shares of Farmers National common
 stock. This cash election applies to   stock even if you make a proper cash
 fewer than all of his or her shares    election.  If the number of Farmers
 identified below as "Total Shares."    National shares electing to receive cash
                                        exceeds the total amount of cash Alabama
                                        National has agreed to pay in the
                                        merger, the Farmers National shares
                                        electing to receive cash will be reduced on a pro rata basis.

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            DESCRIPTION OF SHARES OF FARMERS NATIONAL COMMON STOCK
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

Name(s) and Address(es) of Registered Holder(s)      Certificate         No. of Shares
(Print exactly as name appears on Certificate)          Number           Represented by
                                                                          Certificate

______________________________________               ____________           __________
______________________________________               ____________           __________
______________________________________               ____________           __________
______________________________________               ____________           __________
______________________________________               ____________           __________
______________________________________               ____________           __________
                                                     Total Shares


       PLEASE LIST ALL OF YOUR SHARES OF FARMERS NATIONAL COMMON STOCK
            EVEN IF YOU ARE ELECTING TO RECEIVE CASH CONSIDERATION
IN EXCHANGE FOR FEWER THAN ALL OF YOUR SHARES OF FARMERS NATIONAL COMMON STOCK

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                                  SIGNATURE(S)
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SIGN HERE:

Signature(s) of Registered Holder(s))

                  ____________________________

                  ____________________________


(Must be signed by registered holder(s) exactly as name(s) appear(s) on such holder's Farmers National stock certificate(s). If signed by an attorney, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, the capacity of the person should be indicated. See Instruction 5.) (Attach additional pages if necessary.)

Date __________________, 2001

Name(s)

       ___________________________________        _____________________________
                (Please print)

Address(es)

       ___________________________________        _____________________________

       ___________________________________        _____________________________

Telephone Number(s)

       ___________________________________        _____________________________

Capacity (Full title)

       ___________________________________        _____________________________